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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)
                                NOVEMBER 10, 1999




                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                    1-11656                42-1283895
(State or other             (Commission             I.R.S. Employer
jurisdiction of              File Number)       Identification Number)
incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (312) 960-5000



                                       N/A
         (Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets

GGP Ivanhoe III, Inc.

Effective as of September 28, 1999, GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") acquired Oak View Mall in Omaha, Nebraska from Oak View Mall Corporation, an unrelated third party. GGP Ivanhoe III is owned 51% by GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and 49% by an affiliate of Ivanhoe, Inc. of Montreal, Quebec, Canada ("Ivanhoe"). The general partner of the Operating Partnership is General Growth Properties, Inc., a Delaware corporation (the "Company"), which holds an approximate 72% general partnership interest in the Operating Partnership.

During October 1999, Eastridge Shopping Center L.L.C. ("Eastridge LLC"), all of the interests in which are owned by the Company and the Operating Partnership, entered into an agreement to acquire the Eastridge Mall in San Jose, California from The Equitable Life Assurance Society of the United States, an unrelated third party. The Company and Ivanhoe agreed that the interests in Eastridge LLC will be assigned to GGP Ivanhoe III prior to the closing of the acquisition. The aggregate purchase price for the Oak View Mall and the Eastridge Mall properties is expected to be approximately $160 million, financed by capital contributions from the Operating Partnership and Ivanhoe, a new $83 million long-term mortgage loan and certain short-term floating rate financing. The $83 million long-term mortgage loan, which is collateralized by the Oak View Mall, has a term of ten years, bears interest at 7.71% per annum and requires monthly principal and interest payments based upon a 30-year amortization schedule. The Operating Partnership's capital contribution with respect to the Oak View acquisition was, and with respect to the proposed Eastridge acquisition is expected to be, funded primarily from proceeds from the Company's line of credit facility. The closing of the Eastridge Mall acquisition and the assignment of the interests in Eastridge LLC to GGP Ivanhoe III are subject to certain closing conditions and there can be no assurance that this acquisition and/or assignment will be completed on these or on any other terms.

Oak View Mall, which opened in 1991, is a two-level enclosed regional mall containing approximately 868,000 square feet of gross leasable area. The mall's anchor tenants are Dillard's, Younkers, JCPenney and Sears. The mall shop space is currently approximately 95% occupied. Eastridge Mall was originally developed in 1970 and remodeled in 1982, 1988 and 1995. It is a two-level enclosed regional mall containing approximately 1.5 million square feet of gross leasable area. The mall's anchor tenants are Macy's, JCPenney and Sears. The mall shop space is currently approximately 76% occupied.


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Baybrook Mall

On October 28, 1999, the Company acquired the Baybrook Mall, an enclosed regional mall in Houston, Texas from RREEF USA Fund-III, an unrelated third party. The aggregate purchase price was approximately $133 million (subject to prorations and certain adjustments), which was paid with the proceeds from a 10-year, $95 million mortgage loan collateralized by the property and proceeds of other new secured financing recently obtained by the Company. The mortgage loan bears interest at 7.71% per annum and provides for monthly payments of principal and interest based upon a 30-year amortization schedule. Baybrook Mall was originally developed in 1978 and was extensively remodeled in 1995. It contains approximately 1.1 million square feet of gross leasable area, including 342,000 square feet of mall shop space. Sears, Montgomery Ward, two Dillard's stores and Mervyn's anchor the center which is currently approximately 95% occupied.

GGP/Homart II

On November 10, 1999, the Operating Partnership, together with the Comptroller of the State of New York as Trustee of the New York State Common Retirement Fund ("NYSCRF" and, together with the Operating Partnership, the "Members"), the Operating Partnership's joint venture partner in GGP/Homart,Inc., a previously formed joint venture, formed GGP/Homart II L.L.C., a Delaware limited liability company ("GGP/Homart II"). GGP Homart II is owned equally by the Operating Partnership and NYSCRF. In connection with the formation of GGP/Homart II, the Operating Partnership contributed to the joint venture its 100% interests in Stonebriar Centre in Frisco (Dallas), Texas (currently under construction), Altamonte Mall in Altamonte Springs (Orlando), Florida, Natick Mall in Natick (Boston), Massachusetts and Northbrook Court in Northbrook (Chicago), Illinois; and NYSCRF contributed its 100% interests in Alderwood Mall in Lynnwood (Seattle), Washington; Carolina Place in Charlotte, North Carolina; and Montclair Plaza in Los Angeles, California.

The three operating malls contributed by NYSCRF average approximately 1.2 million square feet. Anchor stores at these malls include Nordstrom's (2), Macy's, Dillard's, Bon Marche, Sears (3), JCPenney (3), May Company (2) and Belk and the occupancy at these centers currently average approximately 93.8%.

In connection with the transactions described above, the Operating Partnership and NYSCRF entered into an Operating Agreement (the "Operating Agreement"). The Operating Agreement provides that the Members share profits, losses and cash flow in accordance with their respective ownership percentages, which currently are 50%. Under the Operating Agreement, the Operating Partnership is to manage the business of GGP/Homart II. However, certain major decisions, such as the decision to sell or finance a

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property and the approval of operating budgets, require the approval of the
GGP/Homart II Board of Directors, which is composed of three representatives of each Member, and Board actions require the approval of at least one representative of each Member. The Operating Partnership and its affiliates also are to provide property management, leasing, development and certain other services to GGP/Homart II.

Additionally, the Operating Agreement contains provisions relating to the transfer of GGP/Homart II membership interests. Each Member may transfer its membership interest to certain accredited investors (in the case of a transfer by NYSCRF, other than persons engaged in competitive businesses). If a Member maintains certain minimum ownership levels, it is entitled to retain its right to elect directors and other management rights and, if NYSCRF transfers certain minimum ownership levels to a transferee, such transferee may acquire the right to elect directors.

Finally, the Members have certain put, dissolution and buy-sell rights under the Operating Agreement, which generally are exercisable on or after the third anniversary of the closing date. Pursuant to the put right, NYSCRF may require the Operating Partnership, at the Operating Partnership's election, to (a) purchase NYSCRF's membership interest in GGP/Homart II for a purchase price, payable in cash and/or by delivery of shares of the Company's common stock, $.10 par value (the "Common Stock"), equal to NYSCRF's proportionate share of the agreed or appraised value (net of liabilities) of the GGP/Homart II properties (the "Dissolution Value"), or (b) use commercially reasonable best efforts to market and sell the GGP/Homart II properties. Pursuant to the dissolution right, NYSCRF may require the Operating Partnership, at the Operating Partnership's election, to (a) purchase NYSCRF's membership interest in GGP/Homart II for a cash purchase price equal to that described above or (b) distribute certain GGP/Homart II properties to NYSCRF in exchange for its membership interest in GGP/Homart II. Pursuant to the buy-sell right, the Operating Partnership may require NYSCRF, at NYSCRF's election, to (a) purchase the Operating Partnership's membership interest in GGP/Homart II or (b) sell NYSCRF's membership interest in GGP/Homart II to the Operating Partnership, in either case for a cash purchase price specified by the Operating Partnership.

In connection with the formation of GGP/Homart II, the Company amended its shareholder rights plan (the "Plan"), as set forth in the Rights Agreement, dated as of November 18, 1998 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., to permit potential issuances of shares of Common Stock to NYSCRF pursuant to the Operating Agreement without NYSCRF becoming an "Acquiring Person" (as defined) under the Plan. By a separate agreement with NYSCRF, the Company agreed to amend the Rights Agreement in certain instances in connection with transfers of shares of Common Stock issued upon exercise of the put right described above and/or the exchange rights contained in the GGP/Homart Stockholders Agreement and/or the issuance of such shares of Common Stock.

The amendment to the Rights Agreement also provides that, if the Rights (as defined in the Rights Agreement) become exercisable, Rights will be

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issued to holders of units of limited partnership in the Operating Partnership.
This amendment was adopted in order to avoid unfair economic dilution of limited partners, enhance the effectiveness of the Plan, maintain the economic equivalence of the shares of Common Stock and units of limited partnership and comply with contractual rights of holders of units of limited partnership.

The agreed upon value of the properties contributed to GGP/Homart II by NYSCRF was approximately $460 million. Such amount was also the approximate agreed upon value of the properties contributed by the Operating Partnership to GGP/Homart II, which constitutes the disposition a "significant" amount of assets under the rules and regulations promulgated by the Securities and Exchange Commission. The contribution of properties by NYSCRF to GGP/Homart II when taken together with the individually insignificant acquisitions of Oak View Mall and Baybrook Mall, and the proposed acquisition of Eastridge Mall, are deemed (notwithstanding the fact that each of these transactions is unrelated to the others) to constitute the acquisition of a "significant" amount of assets under rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, these transactions are required to be reported on this Current Report on Form 8-K.


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Item 7.   Financial Statements and Exhibits.


          (a), (b) The requisite financial information with respect to the acquisitions and dispositions described herein will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.

          (c) See Exhibit Index attached hereto and incorporated herein by reference.





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GENERAL GROWTH PROPERTIES, INC.



                                 By:  /s/ Bernard Freibaum
                                    ---------------------------------
                                    Bernard Freibaum
                                    Executive Vice President and
                                    Chief Financial Officer


Date:  November 23, 1999



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EXHIBIT INDEX
                                 -------------

Exhibit                        Name                               Page
Number                        ------                              Number

2.1 Agreement of Purchase and Sale, dated as of July 27, 1999, among Oak View Mall Corporation, a Delaware corporation, and Oak View Mall, L.L.C., a Delaware limited liability company*

2.2 Agreement of Purchase and Sale, dated as of July 22, 1999 between General Growth Properties, Inc., a Delaware corporation (the "Company"), and RREEF USA Fund-III, a California group trust.*

2.3 Operating Agreement, dated November 10, 1999, between GGP Limited Partnership, a Delaware limited partnership, The Comptroller of the State of New York as Trustee of the Common Retirement Fund ("NYSCRF"), and GGP/Homart II L.L.C. a Delaware limited liability company ("GGP/Homart II").*

2.5 Contribution Agreement dated November 10, 1999, by and between GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and GGP/Homart II (Altamonte Springs Mall)**

2.6 Contribution Agreement dated November 10, 1999, by and between the Operating Partnership and GGP/Homart II (Northbrook Court)**

2.7 Contribution Agreement dated November 10, 1999, by and between the Operating Partnership and GGP/Homart II (Natick Trust)**

2.8 Contribution Agreement dated November 10, 1999, by and between the Operating Partnership and GGP/Homart II (Stonebriar Centre)**

2.9 Contribution Agreement dated November 10, 1999, by and between NYSCRF and GGP/Homart II (Carolina Place)**

2.10 Contribution Agreement dated November 10, 1999, by and between NYSCRF and GGP/Homart II (Alderwood Mall)**

2.11 Contribution Agreement dated November 10, 1999, by and between NYSCRF and GGP/Homart II (Montclair Plaza)**


2.12 Purchase and Sale Agreement, dated as of October 13, 1999 between The Equitable Life Assurance Society of the United States, the Operating Partnership and East Ridge Shopping Center L.L.C.**

4.1 First Amendment to Rights Agreement, dated as of November 10,1999, between the Company and Norwest Bank, Minnesota, N.A.

4.2 Letter Agreement concerning Shareholder Rights Plan, dated November 10, 1999, between the Operating Partnership and NYSCRF.

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     * In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to this agreement and the related disclosure schedules have not been filed. The Company agrees to furnish supplementally a copy of any such omitted exhibit or disclosure schedule to the Securities and Exchange Commission upon request.

     ** To be filed by amendment